Exhibit 99.1
Member Audio/Web Conference August 3, 2010

Data set forth in these slides includes unaudited data. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, general economic conditions (including effects on among other things, mortgage-backed securities), the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost-effectiveness of our funding, hedging and asset-liability management activities. We undertake no obligation to revise or update publicly any forward- looking statements for any reason. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. This document also contains non-GAAP financial information. Specifically, as part of evaluating its performance, the Bank adjusts net income reported in accordance with GAAP for the impact of: (1) Affordable Housing Program and Resolution Funding Corporation assessments; (2) Lehman derivatives related items; and (3) Other-than- temporary impairment (OTTI) credit charges. The result is referred to as core earnings which is not defined in GAAP. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to- period comparisons. Cautionary Statement Regarding Forward- Looking Information and Adjusted Information

Financial Highlights - Statement of Operations (in millions)

Quarterly Core Earnings - Link Quarter (in millions)

Financial Highlights - Selected Balance Sheet (in millions) (in millions)

PLMBS credit loss modeling is relatively new to the industry and continues to evolve FHLBank System-wide platform and modeling assumptions adopted first quarter 2009 to ensure consistency Process enhanced in second quarter 2009 by creation of OTTI Governance Committee which is responsible for reviewing and approving key assumptions Assumptions are for life of underlying loans and are adjusted quarterly based on actual performance and future expectations OTTI Process

Increase in projection of future delinquencies in Prime collateral Increase in default frequency from past due status in Prime collateral Loss severities increased slightly on all collateral types Housing price forecast continues to see pressure Changes for 2nd Qtr. 2010 Assumption Changes Security Performance Certain Prime 2007 and 2006 vintage bonds experienced deterioration Credit enhancement level decline

Net OTTI Recognized At June 30, 2010, 50 securities with a par value of $3.4 billion, or 55%, of the total PLMBS portfolio were other-than-temporarily impaired Six new CUSIPs with a par value of $321 million were determined to be other-than-temporarily impaired in the second quarter 2010. All were Prime collateral with a credit loss of approximately $2.7 million Of the $111 million OTTI credit loss in the second quarter 2010, $92 million relates to Prime 2006 and 2007 vintages (in millions)

Key Issues Affecting OTTI Default frequency - the projected default frequency of performing loans within the collateral pool Loss severities - the expected severity of the loss incurred upon selling the home, which varies depending on geographic location Housing price changes - the projected change in housing prices in varying regions of the country Prepayment assumptions - the expected speed of voluntary and involuntary prepayments for the collateral of the security Timing and projected path of all of the above assumptions Credit loss estimates are highly dependent on various modeling assumptions, such as the following:

PLMBS Portfolio - Ratings and Price PLMBS Portfolio - Ratings and Price

PLMBS Portfolio - Fair Value Breakdown (in millions)

Capital and Risk-Based Requirements (in millions) First quarter 2010 capital classification "adequately capitalized." However, our regulator has expressed concerns regarding our capital position.

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